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                                                                   EXHIBIT 20

BANKAMERICA MANUFACTURED HOUSING CONTRACT TRUST IV

SENIOR/ SUBORDINATE PASS-THROUGH CERTIFICATES

SERIES 1998-1, INVESTOR NUMBER 19982001

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MONTHLY SERVICING SUMMARY                                                             PERIOD         05/31/98
                                                                                      ENDING:
------------------------------------------------------------------------------------------------------------------------------------

                                                                                   Pass Through
                                                                                       Rate           Balance           Pool Factor
                                                                                   ------------   ---------------    ---------------

                                                          BOP  Scheduled Pool                     $878,279,525.95        98.0835606%
                                                          EOP  Scheduled Pool                      870,085,442.29        97.1684705%
    Determination Date:       06/05/98                  Class A-1 Certificate           6.4700%    708,905,349.73        96.5469111%
    Remittance Date:          06/10/98                    Class M Certificate           6.9400%     67,158,000.00       100.0000000%
    Prior Period WAC            10.40%                  Class B-1 Certificate           7.8100%     53,727,000.00       100.0000000%
    Current Period WAC          10.39%                  Class B-2 Certificate           8.0000%     40,295,092.56       100.0000000%


    I.  RECAP OF POOL:                              LOAN
                                                    COUNT        CLASS A-1          CLASS M           CLASS B-1           CLASS B-2
                                                  ---------  -----------------  ----------------  ----------------   ---------------
        Beginning Certificate Balance               33,041    $717,099,433.39    $67,158,000.00    $53,727,000.00     $40,295,092.56
        Scheduled Principal Reduction                           (2,122,518.13)             0.00              0.00               0.00
        Partial Principal Prepayments                             (407,589.24)             0.00              0.00               0.00
        Principal Prepayments In Full                 (252)     (5,197,568.60)             0.00              0.00               0.00
        Contract Liquidations                          (22)       (466,407.69)             0.00              0.00               0.00
        Contract Repurchases                             0               0.00              0.00              0.00               0.00
        Previously Undistributed Shortfalls                              0.00              0.00              0.00               0.00
                                                  ---------  -----------------  ----------------  ----------------   ---------------
         Remaining Certificate Balance              32,767    $708,905,349.73    $67,158,000.00    $53,727,000.00     $40,295,092.56
                                                  ---------  -----------------  ----------------  ----------------   ---------------
                                                  ---------  -----------------  ----------------  ----------------   ---------------


   II.  DISTRIBUTIONS:
                                                                  CLASS A-1          CLASS M            CLASS B-1         CLASS B-2
                                                             -----------------  ----------------  ----------------   ---------------
        Principal Distribution Amount                           $8,194,083.66             $0.00             $0.00              $0.00
        Scheduled Interest Distribution Amount                   3,866,361.11        388,397.10        349,673.23         268,633.95
        Unpaid Interest Shortfall Current Period                         0.00              0.00              0.00               0.00
        Previously Undistributed Interest Shortfalls                     0.00              0.00              0.00               0.00
                                                             -----------------  ----------------  ----------------   ---------------
        Total Distribution                                     $12,060,444.77       $388,397.10       $349,673.23        $268,633.95
                                                             -----------------  ----------------  ----------------   ---------------
                                                             -----------------  ----------------  ----------------   ---------------
                                                                                                  ----------------
        AVAILABLE DISTRIBUTION AMOUNT:                                                              14,631,379.77
                                                                                                  ----------------
                                                                                                  ----------------

  III.  MONTHLY ADVANCE

                                                      Monthly Advance Amount                                $0.00
                                                 Outstanding Amount Advanced                                $0.00

   IV.  RESIDUAL INTEREST DISTRIBUTION AMOUNT                                                       $1,564,230.72
                                                                                                  ----------------
                                                                                                  ----------------

    V.  SCHEDULED MONTHLY MORTGAGE PAYMENTS (P&I):                                                  $9,734,274.02
                                                                                 Gross Int....      (7,611,755.89)
                                                                                                  ----------------
                                                                                 Principal....       2,122,518.13
                                                                                                  ----------------
                                                                                                  ----------------

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


   VI.  SERVICING FEE:                                                                                                  $731,899.60
                                                                                                                   ----------------
                                                                                                                   ----------------
  VII.  DELINQUENCY INFORMATION:
                                                                              Days Delinquent       Number         Actual Balance
                                                                             -----------------  ----------------   ----------------
                                                                                  31 - 59             329             $7,986,564.40
                                                                                  60 - 89              66              1,889,516.36
                                                                                 90 or more            37              1,051,914.56
                                                                             -----------------  ----------------   ----------------
                                                                              Total Delinquent        432            $10,927,995.32
                                                                             -----------------  ----------------   ----------------
                                                                             -----------------  ----------------   ----------------


 VIII.  REPOSSESSION INFORMATION:                                                                   Number         Actual Balance
                                                                                                ----------------   ----------------

                                                                           BOP Repossessions           41             $1,160,244.44
                                                                     Plus Repossessions this           58              1,430,814.85
                                                                                       Month
                                                                           Less Liquidations          (22)             ($471,659.05)
                                                                                                ----------------   ----------------
                                                                           EOP Repossessions           77             $2,119,400.24
                                                                                                ----------------   ----------------
                                                                                                ----------------   ----------------

   IX.  REPURCHASES:
                                                                                                    Number         Actual Balance

                                                                                                ----------------   ----------------
                                                                       Contracts Repurchased           0                      $0.00
                                                                                 or Replaced
                                                                         Eligible Substitute           0                      $0.00
                                                                                   Contracts
                                                                                                ----------------   ----------------
                                                                 Difference Paid by Servicer           0                      $0.00
                                                                                                ----------------   ----------------
                                                                                                ----------------   ----------------


    X.  RESERVE ACCOUNT SUMMARY:

                          Reserve Account Deposit Amount                                                                      $0.00
                          Reserve Account Draw Amount                                                                         $0.00
                          Distribution to Class R Certificateholder                                                      $41,257.74
                          Ending Balance at                                    31-May-98                              $8,995,658.74

   XI.  DELINQUENCY RATIOS

                                                                 Average 30-Day Delinquency Ratio                              0.77%
                                                                 Average 60-Day Delinquency Ratio                              0.19%
                                                                 Cumulative Realized Loss Ratio                                0.05%
                                                                 Current Realized Loss Ratio                                   0.02%


  XII.  LIQUIDATION LOSSES:

                                                                 Previous Period Aggregate Net Liquidation              $172,365.35
                                                                 Losses:
                                                                 Current Period Aggregate Net Liquidation               $420,643.91
                                                                 Losses:
                                                                 Current Period Liquidation Losses:                     $248,278.56


  XIV.  CERTIFICATE ACCOUNT INTEREST:                                                                                    $59,955.24

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